UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 10, 2012

PRESS VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	333-171209	39-2077493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1733 First Avenue NW

Calgary, Alberta, Canada T2N 0B2

 (Address of principal executive offices)

 403-648-2720

 (Issuer's Telephone Number)

Copies to:

Kristen A. Baracy, Esq.

Synergy Law Group, LLC

730 West Randolph Street, Suite 600

Chicago, IL  60661

Phone:  312-454-0015 - Fax:  312-454-0261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

PRESS VENTURES, INC.

Current Report on Form 8-K

January 10, 2012

Item 8.01  Other Events

On December 16, 2010, Press Ventures, Inc. (the “Company”) filed a Registration Statement on Form S-1 (the “Registration Statement”) for the registration of 2,800,000 shares of its common stock at $0.01 per share under which the Company sought to raise $28,000. The U.S. Securities and Exchange Commission declared the Registration Statement effective on October 31, 2011.

On January 10, 2012, the Company closed the offering upon receipt of subscriptions for 2,800,000 shares of its common stock with gross proceeds to the Company of $28,000.

Following the Closing of the Offering, the Company has 29 shareholders with a total of 8,300,000 shares of common stock outstanding, of which 2,800,000 (33.73%) are held by the investors in the Offering and 5,500,000 (66.27%) are held by Caroline Johnston, our founder who serves as our President and sole director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESS VENTURES, INC.

February 24, 2012	By /s/ Caroline Johnston
Name: Caroline Johnston
Title: President and CEO

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